UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

(Amendment No. )

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ShiftPixy, Inc.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1 Venture, Suite 150 Irvine, CA 92618 Tel (888) 798-9100 www.shiftpixy.com

THIS IS NOT A NOTICE OF AN ANNUAL OR SPECIAL MEETING OF

STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO

CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN. WE ARE NOT ASKING

YOU FOR A CONSENT OR PROXY, AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

April [##], 2019

Dear Shareholder:

The purpose of this letter is to inform you that effective February 28, 2019 (the “Voting Record Date”), holders of the common stock of ShiftPixy, Inc., a Wyoming corporation (the “Company”) representing in the aggregate 77.8% of the voting capital stock of the Company (the “Consenting Stockholders”), by written consent in lieu of a meeting, as provided under the Wyoming Business Corporation Act (“WBCA”), approved and ratified the following corporate actions (the “Authorizations”):

(a)

The entry into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company sold to a group of investors (“Investors”) Senior Convertible Notes (the “Notes”) and warrants (the “Warrants” and together with the Notes, the “Securities”) to purchase shares of the Company’s common stock, (the “Common Stock”) for an aggregate purchase price of $4,750,000 and issued the Notes and Warrants to the Investors (the “March 2019 Financing Transaction”);

(b)

The entry into certain Amendment Agreements, each by and between the Company and a holder of the Company’s: (a) 8% Senior Secured Convertible Notes Due September 4, 2019 (the “Existing June Notes”), and (b) 8% Senior Secured Convertible Notes Due December 31, 2019 (the “Existing December Notes,” and together with the Existing June Notes, the “Existing Notes”), issued by the Company which, among other things, reduced the floor price from $1.25 per share to $1.00 per share; and

(c)

The future issuance of shares of Common Stock in excess of 19.99% of the currently issued and outstanding shares of Common Stock of the Company upon the conversion of the Notes and the Existing Notes, and the exercise by the Investors of their respective Warrants of additional shares of Common Stock.

Concurrently with the Authorizations, all of the members of the board of directors (the “Board”) of the Company, by written consent in lieu of a meeting, as provided under the WBCA, provided a similar authorization.

The March 2019 Financing Transaction closed effective March 12, 2019.

The foregoing resolutions are required because under the terms of the Notes and Warrants, the Company will most likely have to issue more than 19.99% of its issued and outstanding Common Stock pursuant to the conversion of the Notes and the Existing Notes and the exercise of the Warrants by the Investors.

Under NASDAQ Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance (the “Exchange Cap”) and the price per share of Common Stock issued is less than the the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

As a result of the foregoing resolutions, on the date which is 20 calendar days after the date of mailing this Information Statement to its shareholders, the Company will comply with NASDAQ Listing Rule 5635(d), as these resolutions constitute shareholder approval for the Company to issue shares of Common Stock to the holders of Notes and Existing Notes upon conversion and Warrants upon exercise in an amount more than 19.99% of the issued and outstanding Common Stock on the closing date under the Purchase Agreement, even if the price per share of Common Stock issued in connection with the Financing Transaction is less than the Minimum Price.

The accompanying Information Statement, which we urge you to read carefully, describes the Authorizations in more detail, and is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the Authorizations may not be effected until at least 20 calendar days after a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

April [##], 2019

/s/ Scott W. Absher

Scott W. Absher, Chief Executive Officer

SHIFTPIXY, INC.

1 Venture, Suite 150

Irvine CA 92618

888-798-9100

INFORMATION STATEMENT

April [##], 2019

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE

BOARD OF DIRECTORS OF SHIFTPIXY, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to the holders of shares of common stock (the “Common Stock”), of ShiftPixy, Inc. (the “Company”). This Information Statement is being furnished in connection with the written consent in lieu of a meeting of the holders of a majority of the Company’s issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to the “Company,” “we,” “us” or “our” refer to ShiftPixy, Inc., a Wyoming corporation.

Stockholders of record as of [date], 2019 (the “Notice Record Date”) are entitled to receive this Information Statement. This Information Statement is being sent to our stockholders on or about [date of mailing], 2019.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

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On the Voting Record Date, holders of Common Stock of the Company representing in the aggregate 77.8% of the voting capital stock of the Company (the Consenting Stockholders ) by written consent in lieu of a meeting under the Wyoming Business Corporation Act ( WBCA ), approved the following corporate actions (the Authorizations ):

(a)

The entry into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company sold to a group of investors (“Investors”) Senior Convertible Notes (the “Notes”) and warrants (the “Warrants” and together with the Notes, the “Securities”) to purchase shares of the Company’s Common Stock for an aggregate purchase price of $4,750,000 and issued the Notes and Warrants to the Investors (the “March 2019 Financing Transaction”);

(b)

The entry into certain Amendment Agreements, each by and between the Company and a holder of the Company’s: (a) 8% Senior Secured Convertible Notes Due September 4, 2019 (the “Existing June Notes”), and (b) 8% Senior Secured Convertible Notes Due December 31, 2019 (the “Existing December Notes,” and together with the Existing June Notes, the “Existing Notes”), issued by the Company which, among other things, reduced the floor price from $1.25 per share to $1.00 per share; and

(c)

The future issuance of shares of Common Stock in excess of 19.99% of the currently issued and outstanding shares of Common Stock of the Company upon the conversion of the Notes and the Existing Notes, and the exercise by the Investors of their respective Warrants of additional shares of Common Stock.

In addition, prior to the Authorizations, all of the members of the board of directors (the “Board”) of the Company, by written consent in lieu of a meeting, as provided under the WBCA, provided a similar authorization.

The March 2019 Financing Transaction closed effective March 12, 2019.

The foregoing resolutions are required because under the terms of the Notes and Warrants, the Company will most likely have to issue more than 19.99% of its issued and outstanding Common Stock pursuant to the conversion of the Notes and the Existing Notes and the exercise of the Warrants by the Investors.

Under NASDAQ Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance (the “Exchange Cap”) and the price per share of Common Stock issued is less than the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

As a result of the foregoing resolutions, on the date which is 20 calendar days after the date of mailing this Information Statement to its shareholders, the Company will comply with NASDAQ Listing Rule 5635(d), as these resolutions constitute shareholder approval for the Company to issue shares of Common Stock to the holders of Notes and Existing Notes upon conversion and Warrants upon exercise in an amount more than 19.99% of the issued and outstanding Common Stock on the closing date under the Purchase Agreement, even if the price per share of Common Stock issued in connection with the Financing Transaction is less than the Minimum Price.

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In order to obtain the approval of our stockholders contained in the Authorizations, we could have convened a special meeting of our stockholders for the specific purpose of voting on such matters. However, the WBCA and our Articles of Incorporation and by-laws provide that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the above Authorizations as quickly as possible in order to accomplish the purposes described herein, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our voting capital stock.

As of the close of business on the Voting Record Date, there were issued and outstanding 32,117,326 shares of Common Stock and no other issued and outstanding shares of voting capital stock.

On the Voting Record Date, pursuant to the applicable provisions of the WBCA and our Articles of Incorporation and by-laws, we received a written consent approving the Authorizations from the Consenting Stockholders, who hold an aggregate of 25,000,000 shares of our Common Stock, representing approximately 77.8% of our issued and outstanding shares of Common Stock. Thus, your consent is not required and is not being solicited in connection with the approval of the Authorizations.

The following table sets forth the names of the Consenting Stockholders, the number of shares of the Common Stock beneficially owned, directly or indirectly, by the Consenting Stockholders as of the Voting Record Date, the total number of votes in favor of the Authorizations and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Consenting Stockholder	Number of Shares of Common Stock Held	Number of Votes held by such Consenting Stockholder	Number of Votes that Voted in Favor of the Authorizations	Percentage of Voting Equity that Voted in Favor of the Authorizations
Scott W. Absher	12,500,000	12,500,000	12,500,000	38.9%
J. Stephen Holmes	12,500,000	12,500,000	12,500,000	38.9%
Total	25,000,000	25,000,000	25,000,000	77.8%

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CORPORATE ACTION TO BE TAKEN

Pursuant to Rule 14c-2 under the Exchange Act, the Authorizations will not be effected until at least 20 calendar days after the mailing of the accompanying Information Statement to the Company’s stockholders.

QUESTIONS AND ANSWERS ABOUT THE AUTHORIZATIONS

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Authorizations even though your vote is neither required nor requested in order for the Authorizations to become effective.

Q. Why am I not being asked to vote on the Authorizations?

A. The holders of shares comprising a majority of the issued and outstanding shares of voting capital stock have already approved the Authorizations pursuant to a written consent in lieu of a meeting of the Consenting Stockholders. Such approval, together with the approval of the Company’s Board, is sufficient under Wyoming law, and no further approval by our stockholders is required.

Q. What do I need to do now?

A Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

FORWARD-LOOKING STATEMENTS

This Information Statement contains or incorporates both historical and “forward-looking” statements. Words such as “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Any such forward-looking statements in this report reflect our current views with respect to future events and financial performance and are subject to a variety of factors that could cause our actual results to differ materially from historical results or from anticipated results expressed or implied by such forward-looking statements. There may be events in the future that cannot be accurately predicted or over which the Company has no control. Stockholders should be aware that the occurrence of the events described in this Information Statement or in the documents incorporated herein by reference could have a material adverse effect on our business, operating results and financial condition or ability to consummate the transaction. Examples of these risks include, without limitation the risks disclosed in this Information Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018.

The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements. Forward-looking statements herein or in documents incorporated herein by reference speak only as of the date of this Information Statement or the applicable document incorporated herein by reference (or such earlier date as may be specified therein), as applicable, are based on current assumptions and expectations or assumptions and expectations as of the date of the document incorporated herein by reference, and are subject to the factors above, among other things, and involve risks, events, circumstances, uncertainties and assumptions, many of which are beyond our ability to control or predict. You should not place undue reliance on these forward-looking statements. We do not intend to, and do not undertake an obligation to, update these forward-looking statements in the future to reflect future events or circumstances, except as required by applicable securities laws and regulations. The results presented for any period may not be reflective of results for any subsequent period.

You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us, are expressly qualified in their entirety by the foregoing cautionary statements.

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AUTHORIZATIONS

General

On the Voting Record Date, holders of Common Stock of the Company representing in the aggregate 77.8% of the voting capital stock of the Company (the “Consenting Stockholders”) by written consent in lieu of a meeting under the Wyoming Business Corporation Act (“WBCA”), approved the following corporate actions (the “Authorizations”):

(a)

The entry into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company sold to a group of investors (“Investors”) Senior Convertible Notes (the “Notes”) and warrants (the “Warrants” and together with the Notes, the “Securities”) to purchase shares of the Company’s Common Stock for an aggregate purchase price of $4,750,000 and issued the Notes and Warrants to the Investors (the “March 2019 Financing Transaction”);

(b)

The entry into certain Amendment Agreements, each by and between the Company and a holder of the Company’s: (a) 8% Senior Secured Convertible Notes Due September 4, 2019 (the “Existing June Notes”), and (b) 8% Senior Secured Convertible Notes Due December 31, 2019 (the “Existing December Notes,” and together with the Existing June Notes, the “Existing Notes”), issued by the Company which, among other things, reduced the floor price from $1.25 per share to $1.00 per share; and

(c)

The future issuance of shares of Common Stock in excess of 19.99% of the currently issued and outstanding shares of Common Stock of the Company upon the conversion of the Notes and the Existing Notes, and the exercise by the Investors of their respective Warrants of additional shares of Common Stock.

Concurrently with the Authorizations, all of the members of the board of directors (the “Board”) of the Company, by written consent in lieu of a meeting, as provided under the WBCA, provided a similar authorization.

The March 2019 Financing Transaction closed effective March 12, 2019.

Reasons for the Authorizations

The foregoing resolutions are required because under the terms of the Notes and Warrants, the Company will most likely have to issue more than 19.99% of its issued and outstanding Common Stock pursuant to the conversion of the Notes and the Existing Notes and the exercise of the Warrants by the Investors.

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Under NASDAQ Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance (the “Exchange Cap”) and the price per share of Common Stock issued is less than the the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

As a result of the foregoing resolutions, on the date which is 20 calendar days after the date of mailing this Information Statement to its shareholders, the Company will comply with NASDAQ Listing Rule 5635(d), as these resolutions constitute shareholder approval for the Company to issue shares of Common Stock to the holders of Notes and Existing Notes upon conversion and Warrants upon exercise in an amount more than 19.99% of the issued and outstanding Common Stock on the closing date under the Purchase Agreement, even if the price per share of Common Stock issued in connection with the Financing Transaction is less than the Minimum Price.

Potential Effect of the Authorization

Any issuance of additional shares of Common Stock as a result of the conversion of the Notes and Existing Notes and the exercise of the Warrants that were approved by the Consenting Stockholders pursuant to the Authorizations will dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could have a negative effect on the trading price of the Company’s Common Stock.

No Consent Required

As of the Voting Record Date, 32,117,326 shares of our Common Stock were issued and outstanding. On the Voting Record Date, pursuant to the applicable provisions of the WBCA and our Articles of Incorporation and by-laws, we received a written consent approving the Authorizations from the Consenting Stockholders, who hold an aggregate of 25,000,000 shares of our Common Stock, representing approximately 77.8% of our issued and outstanding shares of Common Stock. Accordingly, the requisite shareholder approval of the Authorizations was obtained. Thus, your consent is not required and is not being solicited in connection with the approval of the Authorizations.

Dissenters’ Rights

Pursuant to the WBCA, our stockholders are not entitled to dissenters’ rights with respect to the Authorizations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of the Voting Record Date, held by (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Applicable percentages are based on 32,117,326 shares of the Company’s Common Stock outstanding on the Voting Record Date.

Name of Beneficial Owner	Shares		Options	Number of Shares Beneficially Owned		Percent of Shares Outstanding
Scott W. Absher, CEO, Director	12,500,000		50,000	12,550,000	[1]	39.0%
Patrice Launay, CFO	0		106,250	106,250	[2]	*	%
Kenneth W. Weaver, Director	74,591			74,591		*	%
Whitney J. White, Director	59,114	[4]		59,211		*	%
Sean C. Higgins, Director	59,114	[4]		59,211		*	%
All directors and executive officers as a group (five persons)	12,693,013		156,250	12,799,263		39.7%
J. Stephen Holmes	12,500,000		50,000	12,550,000	[3]	39.0%

_______

*	Less than 1% of outstanding shares.

1	Includes 50,000 shares issuable upon exercise of outstanding stock options, issued pursuant to the Company s 2017 Stock Option and Stock Issuance Plan.
2	Includes 106,250 shares issuable upon exercise of outstanding stock options, issued pursuant to the Company s 2017 Stock Option and Stock Issuance Plan.
3	Includes 50,000 shares issuable upon exercise of outstanding stock options, issued pursuant to the Company s 2017 Stock Option and Stock Issuance Plan.
4	Includes 32,895 shares issued as part of their compensation under their director agreements for the one year period ending September 28, 2019; 50% of the shares will vest and will be officially issued on March 28, 2019 following completion of six months of service under their director agreements; the remaining 50% of the shares will vest and be officially issued on September 27, 2019 following completion of another year of service under their director agreements through that date.

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INTERESTS OF CERTAIN PERSONS IN THE AUTHORIZATIONS

No officer, director or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or beneficial owner.

COSTS AND MAILING

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this Information Statement. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

•	Current Reports on Form 8-K filed on March 13, 2019, March 12, 2019, February 12, 2019, and December 24, 2018

•	Proxy Materials filed on March 1, 2019; January 17, 2019; January 15, 2019; and January 14, 2019

•	Annual Report on Form 10-K for the fiscal year ended August 31, 2018, filed on November 29, 2018

•	Quarterly Reports on Form 10-Q for the quarters ended February 28, 2019 and November 30, 2018 filed on April 15, 2019 and January 11, 2019, respectively.

•	The description of our Common Stock contained in our Offering Statement on Form 1-A, dated and filed with the SEC on May 31, 2016, and any amendment or report filed with the SEC for the purpose of updating such description.

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You may read and copy any reports, statements or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements and other information, including those filed by us, at http://www.sec.gov.

We will provide without charge to each person, including any beneficial owners, to whom this Information Statement is delivered, within one day of his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this Information Statement but not delivered with this Information Statement, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address.

SHIFTPIXY, INC.

1 Venture, Suite 150

Irvine CA 92618

888-798-9100

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of the Information Statement, to us at ShiftPixy, Inc., 1 Venture, Suite 150, Irvine CA 92618, Telephone: 888-798-9100; Email: kirk.flagg@shiftpixy.com.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

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